Exhibit 10.1

FIRST AMENDMENT TO THE AMENDED AND RESTATED
EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into effective this 25th day of January, 2019 (the "Effective Date") by and between Lifeloc Technologies, Inc. (the "Company"), and Wayne Willkomm ("Executive").  Executive and the Company are referred to individually as a "Party" and collectively as the "Parties."

WHEREAS, the Parties previously entered into that certain Executive Employment Agreement dated as of January 5, 2016 (the "Initial Agreement"), as amended and restated on October 6, 2017 (the "First Amended Agreement"), which set forth the terms and conditions for the employment relationship between Executive and the Company;

WHEREAS, the Parties desire to amend Section 5.3 of the First Amended Agreement, and

WHEREAS, the Board of Directors of the Company has approved the amendment of the First Amended Agreement in the manner reflected herein,

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows as of the Effective Date:

1.	Addition. Section 5.3 of the First Amended Agreement is hereby amended to reflect the addition of the following:

(e)   Notwithstanding the foregoing performance requirements, in the event that the product known as SpinDx, including the marijuana breathalyzer which incorporates SpinDx technology, has been completed and submitted to regulatory authorities for review by or before December 31, 2019, all of the 50,000 Stock Options will vest in full, whether or not the foregoing sales and earnings requirements have been met.

2.
Counterparts. This Amendment may be executed in one or more facsimile, electronic or original counterparts, each of which shall be deemed an original and both of which together shall constitute the same instrument.

3.
Ratification. All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the date of this Amendment, all references to the term "Agreement" in this Amendment or the First Amended Agreement shall include the terms contained in this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the Effective Date.

COMPANY: Lifeloc Technologies, Inc.	EXECUTIVE:
By: /s/ Vern D. Kornelsen	By: /s/ Wayne R Willkomm
Name: Vern D. Kornelsen Title: Chief Financial Officer	Wayne R. Willkomm